CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 18, 2014 with respect to the audited financial statements of Toshoan Holdings, Inc. for the year ended January 31, 2014 and the period from January 24, 2013 (inception) through January 31, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

September 30, 2014